SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 27, 2012

EXA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware		23-3011410
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

55 Network Drive, Burlington, Massachusetts 01803

(Address of principal executive offices) (Zip Code)

(781) 564-0200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 27, 2012, we, together with certain of our stockholders, entered into an underwriting agreement with Stifel, Nicolaus & Company, Incorporated, as representative of the several underwriters named therein, providing for the offer and sale in a firm commitment underwritten offering of an aggregate of 6,250,000 shares of our common stock, $0.001 par value per share, including 4,166,667 shares to be issued and sold by us and 2,083,333 shares sold by the selling stockholders at an initial public offering price of $10.00 per share ($9.30 per share, net of the underwriting discount).

The offering is registered with the Securities and Exchange Commission pursuant to a Registration Statement on Form S-1 (File No. 333-176019) initially filed by us with the Commission on August 3, 2011 and declared effective on June 27, 2012. The material terms of the offering are described in the prospectus dated June 28, 2012, filed by us with the Commission pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended.

In the underwriting agreement, the selling stockholders granted an option to the underwriters to purchase up to an additional 937,500 shares at the initial public offering price, less the underwriting discount, solely to cover over-allotments. We will not receive any of the proceeds from the sale of shares by the selling stockholders.

The underwriting agreement contains customary representations, warranties and agreements by us and the selling stockholders and customary conditions to closing, obligations of the parties and termination provisions. In the underwriting agreement, we and the selling stockholders agree to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make because of any of those liabilities.

The form of underwriting agreement was previously filed as Exhibit 1.1 to the Registration Statement.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 3, 2012, our amended and restated certificate of incorporation and amended and restated bylaws, filed herewith as Exhibit 3.1 and Exhibit 3.2, respectively, became effective.

Item 8.01	Other Events.

On July 3, 2012, we completed our issuance and sale of 4,166,667 shares of common stock, and the selling stockholders completed their sale of 2,083,333 shares of common stock, to the underwriters pursuant to the underwriting agreement. We received proceeds from the offering (net of underwriting discounts and after deducting estimated offering expenses payable by us) of approximately $35.3 million.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

3.1	Amended and Restated Certificate of Incorporation.

3.2	Amended and Restated Bylaws.

10.1	Underwriting Agreement, dated June 27, 2012, by and among Exa Corporation, the Selling Shareholders (as defined in therein) and Stifel, Nicolaus & Company, Incorporated, as representative of the several underwriters named in Schedule I thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXA CORPORATION

By:	/s/ Edmond L. Furlong
Edmond L. Furlong
Chief Operating Officer and Chief Financial Officer

Date: July 3, 2012

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation.
3.2	Amended and Restated Bylaws.
10.1	Underwriting Agreement, dated June 27, 2012, by and among Exa Corporation, the Selling Shareholders (as defined in therein) and Stifel, Nicolaus & Company, Incorporated, as representative of the several underwriters named in Schedule I thereto.

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